Exhibit 99.1

PPD Reports Third Quarter and Year to Date 2020 Results

Provides Fourth Quarter and Full Year Guidance for Revenue and Adjusted EBITDA

WILMINGTON, N.C. (October 27, 2020) – PPD, Inc. (Nasdaq:PPD), a leading global contract research organization, today reported its financial results for the third quarter ended September 30, 2020.

Highlights

•	Net authorizations of $1,200.3 million, representing 33.3% growth over third quarter 2019 and resulting in a net book-to-bill ratio of 1.35x on a historical basis

•	Ending backlog of $7,890.4 million, representing 15.9% growth over third quarter 2019 on a historical basis

•	Revenue of $1,233.8 million, representing growth of 20.5% over third quarter 2019

•	Net income attributable to common stockholders of $52.0 million, representing 95.0% growth over third quarter 2019

•	Adjusted EBITDA of $232.6 million, representing growth of 14.8% over third quarter 2019

•	Total liquidity of $1,101.5 million as of September 30, 2020, an increase of 11.1% over second quarter 2020

•	Fourth quarter 2020 guidance for revenue of $1,256 million to $1,298 million; adjusted EBITDA of $244 million to $250 million

•	Full year 2020 guidance for revenue of $4,573 million to $4,615 million; adjusted EBITDA of $867 million to $874 million

“Our commercial and financial results were strong again this quarter,” said David Simmons, PPD’s chairman and CEO. “We have continued to focus on executing for our customers as we navigate through the pandemic. This is evident in our continued momentum with double-digit growth in net authorizations, revenue and adjusted EBITDA over last year. Furthermore, we are proud that PPD is continuing to play a leading role in the development of vaccines and therapies for COVID-19, now having won more than 140 awards for work associated with the virus.”

Third Quarter 2020 Results

Revenue for the three months ended September 30, 2020 increased 20.5% to $1,233.8 million, compared to $1,023.9 million for the three months ended September 30, 2019. At the segment level, Clinical Development Services revenue of $1,008.6 million grew 19.2% and Laboratory Services revenue of $225.2 million grew 26.6%, each compared to the three months ended September 30, 2019.

Net income attributable to common stockholders for the three months ended September 30, 2020 was $52.0 million, or $0.15 per diluted share, compared to $26.7 million, or $0.09 per diluted share, for the three months ended September 30, 2019. Adjusted net income for the three months ended September 30, 2020 was $108.2 million, or $0.30 per diluted share, compared to adjusted net income of $66.8 million, or $0.24 per diluted share, for the three months ended September 30, 2019.

Adjusted EBITDA for the three months ended September 30, 2020 was $232.6 million, compared to $202.7 million for the three months ended September 30, 2019.

Important disclosures about, and reconciliations of, non-GAAP measures to their most directly comparable GAAP measures, including adjusted net income, adjusted diluted earnings per share and adjusted EBITDA, are provided in the “Non-GAAP Financial Measures” section of this press release.

Year to Date 2020 Results

Revenue for the nine months ended September 30, 2020 increased 11.2% to $3,317.2 million, compared to $2,984.1 million for the nine months ended September 30, 2019. At the segment level, Clinical Development Services revenue of $2,694.8 million grew 8.3% and Laboratory Services revenue of $622.4 million grew 25.6%, each compared to the nine months ended September 30, 2019.

Net income attributable to common stockholders for the nine months ended September 30, 2020 was $47.1 million, or $0.14 per diluted share, compared to $47.9 million, or $0.17 per diluted share, for the nine months ended September 30, 2019. Adjusted net income for the nine months ended September 30, 2020 was $271.8 million, or $0.79 per diluted share, compared to adjusted net income of $194.7 million, or $0.70 per diluted share, for the nine months ended September 30, 2019.

Adjusted EBITDA for the nine months ended September 30, 2020 was $623.8 million, compared to $563.3 million for the nine months ended September 30, 2019.

Backlog and Net Authorizations

The following tables provide select information related to PPD’s backlog and net authorizations as of and for the three months ended September 30, 2020 compared to the three months ended September 30, 2019:

	Historical Basis			ASC 606 Direct Basis			ASC 606 Basis
(dollars in millions)	2020		% Change	2020		% Change	2020		% Change

Net authorizations	$1,200.3		33.3%	$1,200.3		33.3%	$1,764.5		52.3%
Ending backlog	7,890.4		15.9%	8,169.9		16.2%	11,720.1		18.4%
Backlog conversion	11.8%			11.3%			11.0%
Net book-to-bill	1.35	x		1.35	x		1.43	x

Financial Position

On September 21, 2020, PPD completed a secondary offering in which certain stockholders sold 43.7 million shares of common stock to the public at a price of $32.25 per share. PPD did not receive any proceeds or repurchase any shares as part of the offering.

As of September 30, 2020, cash and cash equivalents were $803.1 million, gross debt was $4,298.7 million and net debt was $3,495.7 million, resulting in a net leverage ratio of 4.2x trailing 12 month adjusted EBITDA.

As of September 30, 2020, PPD had $298.4 million of borrowing capacity under its revolving credit facility. Total liquidity, which is comprised of PPD’s borrowing capacity under its revolving credit facility and cash and cash equivalents of $803.1 million, was $1,101.5 million as of September 30, 2020.

Financial Guidance

Assuming there is no material deterioration in site access, patient enrollment and other key operating metrics as a result of COVID-19 and that there are no material delays or cancellations in COVID-19 studies during the fourth quarter from safety concerns or other issues, PPD’s fourth quarter and full year 2020 guidance is as follows:

Fourth Quarter 2020	Low - High ($)	Low - High (Y/Y%)
Revenue	$1,256 million to $1,298 million	+20.0% to + 24.0%
Adjusted EBITDA	$244 million to $250 million	+14.0% to +17.0%

Full Year 2020	Low - High ($)	Low - High (Y/Y%)
Revenue	$4,573 million to $4,615 million	+13.5% to + 14.5%
Adjusted EBITDA	$867 million to $874 million	+11.6% to +12.5%

Fourth quarter and full year 2020 guidance also assumes foreign exchange rates as of September 30, 2020 will remain in effect through the fourth quarter.

Webcast and Conference Call Details

PPD will host a conference call on Wednesday, October 28, 2020 at 9:00 a.m. (U.S. Eastern Time) to discuss its third quarter 2020 financial results and fourth quarter financial guidance. Investors and other interested parties may listen to a live webcast of the conference call by logging onto the investors section of PPD’s website at https://investors.ppd.com. An archive copy of the webcast will be available on the website after the call.

In addition, the conference call can be accessed live over the phone by dialing +1 877 407 0784, or for international callers, +1 201 689 8560. A replay will be available after the call and can be accessed by dialing +1 844 512 2921, or for international callers, +1 412 317 6671. The passcode for the live conference call and the replay is 13711906. The audio replay will be available until Wednesday, November 11, 2020.

About PPD

PPD is a leading global contract research organization providing comprehensive, integrated drug development, laboratory and lifecycle management services. Our customers include pharmaceutical, biotechnology, medical device, academic and government organizations. With offices in 46 countries and more than 25,000 professionals worldwide, PPD applies innovative technologies, therapeutic expertise and a firm commitment to quality to help customers bend the cost and time curve of drug development and optimize value in delivering life-changing therapies to improve health. For more information, visit www.ppd.com.

PPD Contacts

Media: Ned Glascock +1 910 558 8760 ned.glascock@ppd.com	Investors: +1 910 558 2899 investors@ppd.com

Forward-Looking Statements

This press release contains forward-looking statements. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “guidance,” “believe,” “intend,” “project,” “outlook,” “forecast,” “estimates,” “targets,” “projections,” “should,” “could,” “would,” “may,” “might,” “will,” and other similar expressions, including forward-looking statements about the impact from the novel coronavirus disease (the “COVID-19 pandemic”). Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our actual financial results, including the impact from the COVID-19 pandemic, and our ability to achieve our projected financial guidance, and therefore actual results might differ materially from those expressed in these forward-looking statements. Factors that might materially affect such forward-looking statements include: the magnitude, continued duration, geographic reach and ongoing impact on the global economy and capital and credit markets of the COVID-19 pandemic; the current and uncertain future impact from the COVID-19 pandemic on our business, growth, reputation, prospects, financial condition, results of operations (including components of our financial results), cash flows and liquidity; the fragmented and highly competitive nature of the drug development services industry; changes in trends in the biopharmaceutical industry, including decreases in research and development spending and outsourcing; our ability to keep pace with rapid technological changes that could make our services less competitive or obsolete; the U.S. and international healthcare industry is subject to political, economic and/or regulatory influences and changes, such as healthcare reform, all of which could adversely affect both our customers’ and our businesses; any failure of our backlog to accurately predict or convert into future revenue; the fact that our customers can terminate, delay or reduce the scope of our contracts with them upon short notice or with no notice; the impact of industry, customer and therapeutic area concentration; our ability to accurately price our contracts and manage our costs associated with performance of such contracts; any failures in our information and communication systems, including cybersecurity breaches impacting us or our customers, clinical trial participants or employees; any failure to perform services in accordance with contractual requirements, regulatory standards and ethical standards; our ability to recruit, retain and motivate key personnel, including the loss of any key executive who becomes seriously ill with COVID-19; our ability to access clinical research sites, attract suitable investigators or enroll a sufficient number of patients (including as a result of COVID-19) for our customers’ clinical trials; any failure by us to comply with numerous privacy laws; our dependence on third parties for critical goods and support services, including a significant impact from the COVID-19 pandemic on our suppliers; our dependence on our technology network, and the impact from upgrades to the network; any violation of laws, including laws governing the conduct of clinical trials or other biopharmaceutical research, and anti-corruption laws, such as the U.S. Foreign Corrupt Practices Act and the United Kingdom Bribery Act of 2010; competition between our existing and potential customers and the potential negative impact on our business; our management of business restructuring transactions and the integration of acquisitions; risks related to the drug development services industry that could result in potential liability that could affect our business, reputation and financial condition; any failure of our insurance to cover the potential liabilities, including indemnification obligations, associated with the operation of our business and provision of services; our use of biological and hazardous materials, which could violate law or cause injury or death resulting in liability; international or U.S. economic, currency, political and other risks, such as the COVID-19 pandemic; disruptions to our operations by the occurrence of a natural disaster, pandemic (such as the COVID-19 pandemic) or other catastrophic events; economic conditions and regulatory changes relating to the United Kingdom’s exit from the European Union; any inability to adequately protect our intellectual property or the security of our systems and the data stored therein; consolidation amongst our customers, and the potential for rationalization of the combined drug development pipeline, resulting in fewer products in clinical development; any patent or other intellectual property litigation we might be involved in; changes in tax laws, such as U.S. tax reform, or interpretations of existing tax laws; our investments in third parties, which are illiquid and subject to loss; the substantial value of our goodwill and intangible assets, which we might not fully realize, resulting in impairment losses; difficult and volatile conditions in the capital and credit markets and in the overall economy, including those caused by the COVID-19 pandemic; risks related to our indebtedness; risks related to ownership of our common stock; the significant influence certain stockholders have over us; and other factors beyond our control. These cautionary statements should not be construed by you to be exhaustive and are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Backlog and Net Authorizations

Revenue is comprised of direct, third-party pass-through and out-of-pocket revenue from providing services to customers. Direct revenue represents revenue associated with the direct services. Third-party pass-through and out-of-pocket revenue (collectively, “indirect revenue”) represents the reimbursement by customers of third-party pass-through and out-of-pocket costs incurred by PPD under its contracts with customers.

Historically, PPD reported backlog and net authorizations on a basis which excluded indirect revenues and the impact of Accounting Standards Codification (“ASC”) 606 (“ASC 606”) on direct revenue (“Historical Basis”). During the first quarter of 2020, PPD began to assess backlog and net authorizations on an ASC 606 direct revenue basis (“ASC 606 Direct Basis”) and on an ASC 606 total direct and indirect revenue basis (“ASC 606 Basis”).

Net authorizations represent new business awards, net of award or contract modifications, contract cancellations, foreign currency fluctuations and other adjustments. Backlog for all periods represents anticipated revenues for work not yet completed or performed (i) under signed contracts, letters of intent and, in some cases, awards that are supported by other forms of written communication and (ii) where there is sufficient or reasonable certainty about the customer’s ability and intent to fund and commence the services within six months. Backlog conversion represents quarterly revenues for the period divided by opening backlog for that period. The net book-to-bill ratio represents the amount of net authorizations for the period divided by revenues recognized in that period.

Due to the COVID-19 pandemic, some PPD customers have delayed new studies and/or paused ongoing studies or certain activities in ongoing studies, such as patient recruitment, patient enrollment, site visits and site monitoring. These delays have impacted, and will continue to impact, the timing and extent to which backlog has and will convert to revenue. PPD has not adjusted backlog to remove the backlog associated with these studies as the customers for these studies have not canceled these studies or notified PPD of their intent to cancel these studies. Net authorizations and backlog include new business awards associated with COVID-19.

Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures, including adjusted EBITDA, adjusted net income, adjusted diluted earnings per share, net debt, net leverage ratio and total liquidity. A non-GAAP financial measure is generally defined as a numerical measure of a company’s financial performance or financial position that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP.

Adjusted EBITDA consists of net income or loss attributable to common stockholders of PPD, adjusted for changes in recapitalization investment portfolio consideration and net income or loss attributable to noncontrolling interest and before interest expense, net, provision for or benefit from income taxes and depreciation and amortization and eliminates (i) non-operating income or expense and (ii) impacts of certain non-cash, unusual or other items that are included in net income or loss that we do not consider indicative of our ongoing operating performance. Adjusted net income (and adjusted diluted earnings per share) consists of net income or loss (and diluted earnings or loss per share) attributable to common stockholders of PPD before amortization and the elimination of (i) non-operating income or expense and (ii) impacts of certain non-cash, unusual or other items that are included in net income or loss that we do not consider indicative of our ongoing operating performance. In the case of adjusted EBITDA, adjusted net income and adjusted diluted earnings per share, we believe that making such adjustments provides management and investors meaningful information to understand our operating performance and the ability to analyze financial and business trends on a period-to-period basis. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we note that revenue generated from such intangibles is included within revenue in determining net income or loss attributable to common stockholders of PPD.

Other companies in our industry may calculate adjusted EBITDA, adjusted net income, adjusted diluted earnings per share, net debt, net leverage ratio and total liquidity differently than we do. As a result, these non-GAAP financial measures have limitations as analytical and comparative tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Adjusted EBITDA, adjusted net income, adjusted diluted earnings per share, net debt, net leverage ratio and total liquidity should not be considered as measures of discretionary cash available to us to invest in the growth of our business. In calculating these performance and liquidity financial measures, we make certain adjustments that are based on assumptions and estimates that may prove to have been inaccurate. Our presentation of adjusted EBITDA, adjusted net income, adjusted diluted earnings per share, net debt, net leverage ratio and total liquidity should not be construed as an inference that our future results and financial position will be unaffected by unusual items. Net debt consists of the outstanding principal balance of the term loan, senior unsecured notes, finance lease obligations and revolving credit borrowings, less cash and cash equivalents, and the net leverage ratio is equal to net debt divided by trailing 12 month adjusted EBITDA.

PPD has not reconciled the forward-looking adjusted EBITDA guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), certain fair value measurements, recapitalization portfolio interest consideration and costs related to the uncertainties caused by the global COVID-19 pandemic, which are potential adjustments to future earnings. PPD expects the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

PPD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$1,233,802	$1,023,864	$3,317,182	$2,984,133
Operating costs and expenses:
Direct costs, exclusive of depreciation and amortization	433,422	369,476	1,222,700	1,112,181
Reimbursed costs	335,866	241,804	810,523	688,696
Selling, general and administrative expenses	249,320	226,996	734,712	681,431
Depreciation and amortization	71,317	66,889	206,395	197,896
Long-lived asset impairment	1,414	—	1,414	—

Total operating costs and expenses	1,091,339	905,165	2,975,744	2,680,204

Income from operations	142,463	118,699	341,438	303,929
Interest expense, net	(49,882)	(85,754)	(165,995)	(229,147)
Loss on extinguishment of debt	—	—	(93,534)	—
(Loss) gain on investments	(53,100)	(15,106)	16,649	(22,716)
Other (expense) income, net	(17,153)	9,157	(14,097)	(3,158)

Income before provision for income taxes	22,328	26,996	84,461	48,908
Provision for income taxes	11,169	9,044	20,682	12,387

Income before equity in losses of unconsolidated affiliates	11,159	17,952	63,779	36,521
Equity in losses of unconsolidated affiliates, net of income taxes	(2,057)	(1,370)	(5,686)	(2,060)

Net income	9,102	16,582	58,093	34,461
Net income attributable to noncontrolling interest	(1,587)	(1,161)	(4,499)	(3,390)

Net income attributable to PPD, Inc.	7,515	15,421	53,594	31,071
Recapitalization investment portfolio consideration	44,468	11,231	(6,529)	16,830

Net income attributable to common stockholders of PPD, Inc.	$51,983	$26,652	$47,065	$47,901

Earnings per share attributable to common stockholders of PPD, Inc.:
Basic	$0.15	$0.10	$0.14	$0.17
Diluted	$0.15	$0.09	$0.14	$0.17
Weighted-average common shares outstanding:
Basic	348,672	279,425	338,277	279,235
Diluted	354,830	281,193	343,159	280,055

PPD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands, except par value)

Assets
	September 30, 2020	December 31, 2019
Current assets:
Cash and cash equivalents	$803,090	$345,187
Accounts receivable and unbilled services, net	1,460,374	1,326,614
Income taxes receivable	29,016	27,437
Prepaid expenses and other current assets	122,040	119,776

Total current assets	2,414,520	1,819,014
Property and equipment, net	474,006	458,845
Investments in unconsolidated affiliates	36,501	34,028
Investments	252,606	250,348
Goodwill, net	1,771,106	1,764,104
Intangible assets, net	770,161	892,091
Other assets	157,126	156,220
Operating lease right-of-use assets	165,508	181,596

Total assets	$6,041,534	$5,556,246

Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Deficit
Current liabilities:
Accounts payable	$120,022	$130,060
Accrued expenses:
Payables to investigators	384,004	322,231
Accrued employee compensation	328,469	263,834
Accrued interest	18,972	44,527
Other accrued expenses	216,130	138,632
Income taxes payable	11,040	15,161
Unearned revenue	1,048,392	1,110,872
Current portion of operating lease liabilities	48,339	45,962
Current portion of long-term debt and finance lease obligations	36,120	35,794

Total current liabilities	2,211,488	2,107,073
Accrued income taxes	20,609	38,465
Deferred tax liabilities	68,029	92,225
Recapitalization investment portfolio liability	183,288	191,678
Long-term operating lease liabilities, less current portion	134,994	153,766
Long-term debt and finance lease obligations, less current portion	4,233,178	5,608,134
Other liabilities	105,189	33,017

Total liabilities	6,956,775	8,224,358
Redeemable noncontrolling interest	35,687	30,036
Stockholders’ deficit:
Common stock - $0.01 par value; 2,000,000 and 2,080,000 shares authorized as of September 30, 2020 and December 31, 2019, respectively; 350,291 shares issued and 349,565 shares outstanding as of September 30, 2020, and 280,127 shares issued and 279,426 shares outstanding as of December 31, 2019	3,503	2,801
Treasury stock, at cost, 726 shares and 701 shares as of September 30, 2020 and December 31, 2019, respectively	(13,268)	(12,707)
Additional paid-in-capital	1,806,607	1,983
Accumulated deficit	(2,345,062)	(2,391,321)
Accumulated other comprehensive loss	(402,708)	(298,904)

Total stockholders’ deficit	(950,928)	(2,698,148)

Total liabilities, redeemable noncontrolling interest and stockholders’ deficit	$6,041,534	$5,556,246

PPD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net income	$58,093	$34,461
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	206,395	197,896
Long-lived asset impairment	1,414	—
Stock-based compensation expense	16,099	11,701
Non-cash operating lease expense	34,625	33,465
Amortization of debt issuance costs, modification costs and debt discounts	8,263	12,162
Non-cash losses (gains) on interest rate swaps	942	(7,157)
(Gain) loss on investments	(16,649)	22,716
Deferred income tax expense (benefit)	5,770	(11,915)
Loss on extinguishment of debt	93,534	—
Amortization of costs to obtain a contract	7,973	8,533
Other	5,427	1,698
Change in operating assets and liabilities, net of effect of businesses acquired:
Accounts receivable and unbilled services, net	(148,501)	(46,932)
Prepaid expenses and other current assets	26,908	(10,059)
Other assets	(39,813)	(15,328)
Income taxes, net	(23,286)	(7,606)
Accounts payable, accrued expenses and other liabilities	116,503	12,546
Operating lease liabilities	(33,165)	(31,639)
Unearned revenue	(52,065)	109,180

Net cash provided by operating activities	268,467	313,722

Cash flows from investing activities:
Purchases of property and equipment	(116,418)	(89,398)
Acquisition of businesses, net of cash and cash equivalents acquired	321	(74,242)
Capital contributions paid for investments	(5,382)	(2,792)
Distributions received from investments	19,704	190
Investments in unconsolidated affiliates	(10,000)	(30,000)
Other	—	694

Net cash used in investing activities	(111,775)	(195,548)

Cash flows from financing activities:
Purchase of treasury stock	(626)	(2,738)
Proceeds from exercise of stock options	14,272	3,625
Borrowing on Revolving Credit Facility	150,000	—
Repayment of Revolving Credit Facility	(150,000)	—
Proceeds from issuance of senior notes	1,200,000	891,000
Redemption of HoldCo Notes	(1,464,500)	—
Redemption of OpCo Notes	(1,160,865)	—
Payments on long-term debt and finance leases	(32,080)	(28,974)
Payment of debt issuance and debt modification costs	(18,525)	(30,142)
Payment of contingent consideration for acquisition of business	(4,338)	—
Net proceeds from initial public offering	1,772,960	—
Return of capital and special dividend to stockholders	—	(1,086,000)

Net cash provided by (used in) financing activities	306,298	(253,229)

Effect of exchange rate changes on cash and cash equivalents	(5,087)	(14,613)

Net increase (decrease) in cash and cash equivalents	457,903	(149,668)
Cash and cash equivalents, beginning of the period	345,187	553,066

Cash and cash equivalents, end of the period	$803,090	$403,398

PPD, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30, 2020
	2020	2019	2020	2019
Net income attributable to common stockholders of PPD, Inc.	$51,983	$26,652	$47,065	$47,901	$53,831
Recapitalization investment portfolio consideration	(44,468)	(11,231)	6,529	(16,830)	16,513
Net income attributable to noncontrolling interest	1,587	1,161	4,499	3,390	6,043

Net income	9,102	16,582	58,093	34,461	76,387
Reconciliation to Adjusted EBITDA:
Interest expense, net	49,882	85,754	165,995	229,147	248,592
Provision for income taxes	11,169	9,044	20,682	12,387	11,252
Depreciation and amortization	71,317	66,889	206,395	197,896	273,329
Stock-based compensation expense	5,409	3,178	16,099	11,701	20,030
Option holder special bonuses (a)	1,486	2,703	5,629	14,857	9,646
Other expense (income), net	17,153	(9,157)	14,097	3,158	38,082
Long-lived asset impairment	1,414	—	1,414	—	2,698
Sponsor fees and related costs (b)	—	935	448	2,871	1,382
Severance and charges for other cost reduction activities (c)	(178)	1,709	2,060	7,757	4,701
Transaction-related and public company transition costs (d)	2,886	4,171	8,944	12,991	18,903
Loss on extinguishment of debt	—	—	93,534	—	93,534
Loss (gain) on investments (e)	53,100	15,106	(16,649)	22,716	(20,322)
Other adjustments (f)	9,846	5,765	47,076	13,382	59,224

Adjusted EBITDA	$232,586	$202,679	$623,817	$563,324	$837,438

Reconciliation to Adjusted Net Income:
Net income	$9,102	$16,582	$58,093	$34,461
Amortization of intangible assets	39,513	40,065	118,598	121,172
Amortization of debt issuance and modification costs and debt discount	2,250	5,507	8,263	12,162
Amortization of accumulated other comprehensive income on derivatives	(3,107)	(2,418)	(9,253)	(7,157)
Stock-based compensation expense	5,409	3,178	16,099	11,701
Option holder special bonuses (a)	1,486	2,703	5,629	14,857
Other expense (income), net	17,153	(9,157)	14,097	3,158
Long-lived asset impairment	1,414	—	1,414	—
Sponsor fees and related costs (b)	—	935	448	2,871
Severance and charges for other cost reduction activities (c)	(178)	1,709	2,060	7,757
Transaction-related and public company transition costs (d)	2,886	4,171	8,944	12,991
Loss on extinguishment of debt	—	—	93,534	—
Loss (gain) on investments (e)	53,100	15,106	(16,649)	22,716
Other adjustments (f)	9,846	5,765	47,076	13,382

Total adjustments	129,772	67,564	290,260	215,610

Tax effect of adjustments (g)	(33,385)	(17,364)	(74,438)	(55,412)
Other tax adjustments (g)	2,700	—	(2,076)	—

Adjusted net income	$108,189	$66,782	$271,839	$194,659

Diluted weighted-average common shares outstanding	354,830	281,193	343,159	280,055

Adjusted diluted earnings per share	$0.30	$0.24	$0.79	$0.70

PPD, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in thousands, except net leverage ratio)

Calculation of Net Leverage Ratio as of September 30, 2020
Gross debt	$4,298,747
Less: Cash and cash equivalents	803,090

Net debt	$3,495,657
Trailing twelve month adjusted EBITDA	$837,438

Net leverage ratio (net debt/trailing 12 month adjusted EBITDA)	4.2	x

(a)	Represents PPD’s costs associated with special cash bonuses paid to PPD’s option holders.
(b)

Represents management fees incurred under consulting services agreements with certain investment funds of Hellman & Friedman LLC and its affiliates and The Carlyle Group, Inc. and its affiliates. These consulting services agreements terminated upon consummation of PPD’s initial public offering (“IPO”).

(c)

Represents employee separation costs, exit and disposal costs associated with the full or partial exit of certain leased facilities, costs associated with planned employee reorganizations and other contract termination costs from various cost-reduction activities.

(d)

Represents integration and transaction costs incurred with completed or contemplated acquisitions, costs incurred in connection with PPD’s IPO, secondary offering, other transaction costs and costs associated with PPD’s public company transition.

(e)	Represents the fair value accounting gains or losses primarily from PPD’s investments in Auven Therapeutics Holdings, L.P. and venBio Global Strategic Fund, L.P.
(f)

Other adjustments include amounts that management believes are not representative of our operating performance. These adjustments include implementation costs associated with a new enterprise resource planning application, one-time costs incurred in 2020 associated with the termination of a long-term incentive program which has been replaced by a traditional stock-based program in 2020, advisory costs associated with the adoption of new accounting standards, one-time costs and income associated with the COVID-19 pandemic and other unusual charges or income.

(g)

Non-GAAP adjustments were tax effected at an estimated blended effective tax rate of 26%, excluding the change in recapitalization investment portfolio consideration. The non-recurring net expense and net benefit for the three and nine months ended September 30, 2020, respectively are reflected as adjustments as they are not representative of PPD’s operating performance.